                                 EXHIBIT 99.A
                                 ------------

                Directors and Executive Officers of Biogen, Inc.
                ------------------------------------------------


Name                      Business Address          Title
----                      ----------------          -----
James L. Vincent          Biogen, Inc.              Chairman of the Board of Directors
                          14 Cambridge Center
                          Cambridge, MA 02142

James R. Tobin            Same as above             Director, President and Chief
                                                    Executive Officer

Burt A. Adelman           Same as above             Vice President - Development
                                                    Operations

Michael J. Astrue         Same as above             Vice President - General Counsel,
                                                    Secretary and Clerk

Frank A. Burke, Jr.       Same as above             Vice President - Human Resources

Lawrence S. Daniels       Same as above             Vice President - Strategic Planning

Joseph M. Davie           Same as above             Vice President - Research

David C. Dlesk            Same as above             Vice President - Operations

Irving H. Fox             Same as above             Vice President - Medical Affairs

Timothy M. Kish           Same as above             Vice President - Finance, Chief
                                                    Financial Officer and Treasurer

Mark W. Leuchtenberger    Same as above             Vice President - Marketing and
                                                    Sales

James C. Mullen           Same as above             Vice President - International

David D. Pendergast       Same as above             Vice President - QA\QC




                               Page 8 of 9 pages


                Directors and Executive Officers of Biogen, Inc.
                ------------------------------------------------
Name                        Business Address                 Title
----                        ----------------                 -----
Alexander Bearn             Same as above                    Director

Harold W. Buirkle           Same as above                    Director

Alan Belzer                 Same as above                    Director

Thomas F. Keller            Same as above                    Director

Roger H. Morley             Same as above                    Director

Kenneth Murray              Same as above                    Director

Phillip A. Sharp            Same as above                    Director

James W. Stevens            Same as above                    Director



                               Page 9 of 9 pages